UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                        ---------------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): August 15, 2003

                           FIRST MERCHANTS CORPORATION

             (Exact name of registrant as specified in its charter)

                                     INDIANA

                 (State or other jurisdiction of incorporation)

0-17071                                                  35-1544218
(Commission File Number)                       (IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, Indiana                                          47305-2814
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (765) 747-1500


ITEM 5.           Other Events and Regulation FD Disclosure.

         On August 12, 2003, the Board of Directors of First Merchants Corporation declared a five percent (5%) stock dividend on its shares of outstanding common stock. The dividend is payable to shareholders of record on August 29, 2003. The date of delivery of shares to be issued pursuant to the stock dividend is September 12, 2002.

         Fractional shares will not be issued in connection with the stock dividend. In lieu of issuing fractional shares, the Company shall pay each shareholder otherwise entitled to a fractional share an amount in cash equal to the fraction of the average of the highest "bid" and the lowest "offered" quotations for a share on the August 29, 2003 record date, as reported by the National Association of Securities Dealers Automated Quotations System.

ITEM 7.           Financial Statements and Exhibits.

                           (a)      Not Applicable.

                           (b)      Not Applicable.

                           (c)      (99) Press Release dated August 15, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 By:  /s/  Larry R. Helms
                                    --------------------------------------------
                                           Larry R. Helms, Senior Vice President


Dated:  August 15, 2003

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.
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    99                  Description
                        -----------
                        Press Release, dated August 15, 2003, issued by First Merchants Corporation.

                          First Merchants Corporation

                                 Exhibit No. 99

                      Press Release, dated August 15, 2003

N / E / W / S     R / E / L / E / A / S / E

August 15, 2003

FOR IMMEDIATE RELEASE For more information, contact:
Mark K. Hardwick, Vice President/Chief Financial Officer, 765-751-1857 http://firstmerchants.com

SOURCE: First Merchants Corporation, Muncie, Indiana

FIRST MERCHANTS ANNOUNCES 21st CONSECUTIVE ANNUAL DIVIDEND INCREASE

First Merchants Corporation (NASDAQ - FRME) has announced that its Board of Directors declared a 5% share dividend to its shareholders of record on August 29, 2003, payable on September 12, 2003. The Board also declared a $.23 per share cash dividend to shareholders of record on September 5, 2003, payable on September 19, 2003. The $.23 per share cash dividend is consistent with prior quarters and affords to shareholders of record on August 29, 2003, an effective 5% increase by virtue of the stock dividend.

Michael L. Cox, President and Chief Executive Officer, commented "First Merchants Corporation has consistently produced a return to its shareholders through dividends and price appreciation that is attractive in today's capital markets. We are pleased to continue our record of consecutive dividend increases to the 21st year. Dividends have gained renewed appreciation in the investment community, particularly given the recent tax cut on dividend distributions. As investors appropriately look toward total return, your board believes consistent and increasing dividend distributions are important to our valued shareholder group. The ongoing cash dividend applied to these new shares now represents a
3.5 % yield and compares favorably with other available investments in today's capital markets."

First  Merchants  Corporation  is an  East  Central  Indiana  Financial  Holding
Company. Its subsidiaries include First Merchants Bank, N.A., the Madison Community Bank, First United Bank, Union County National Bank, The Randolph County Bank, The First National Bank of Portland, Decatur Bank & Trust Company, Frances Slocum Bank, Lafayette Bank & Trust Company, Commerce National Bank and Merchants Trust Company. The Corporation also operates First Merchants Insurance Services, a full-service property casualty, personal lines and healthcare insurance agency, headquartered in Muncie, Indiana, and is a majority member of Indiana Title Insurance Company LLC, a title insurance agency.

First Merchants Corporation's common stock is traded over-the-counter on the NASDAQ National Market System under the symbol FRME and is rated A+ by Standard & Poor's Corporation.
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